   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 1998
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                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                              CENDANT CORPORATION
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                                         FOR IMMEDIATE RELEASE

                          CENDANT MAKES ANNOUNCEMENT

Stamford, CT and Parsippany, NJ, February 19, 1998 -- Cendant Corporation (NYSE:CD) said today that it is pleased by the decision announced by the Florida Department of Insurance that it will hold hearings in consecutive sequence to review the Form A filings of both Cendant and American International Group, Inc. (NYSE:AIG) regarding the acquisition of American Bankers Insurance Group (NYSE:ABI). Cendant looks forward to providing the Department with relevant information on its qualifications to own ABI.

Cendant (NYSE:CD) is the world's premier provider of consumer and business services. With a market capitalization in excess of $30 billion, it ranks among the 100 largest U.S. corporations. Cendant operates in three principal segments: Membership, Travel and Real Estate Services. In Membership Services, Cendant provides access to travel, shopping, auto, dining, and other services through more than 66.5 million memberships worldwide. In Travel Services, Cendant is the leading franchisor of hotels and rental car agencies worldwide, the premier provider of vacation exchange services and the second largest fleet management company. In Real Estate Services, Cendant is the world's premier franchisor of residential real estate brokerage offices, a major provider of mortgage services to consumers and a global leader in corporate employee relocation. Headquartered in Stamford, CT and Parsippany, NJ, the company has more than 35,000 employees, operates in over 100 countries and makes approximately 100 million customer contacts annually.

Investor Contact:            Media Contact:       or:
Laura P. Hamilton            Elliot Bloom         Jim Fingeroth/Roanne Kulakoff
Senior Vice President        Vice President       Kekst and Company
Corporate Communications     Public Relations
and Investor Relations       (973) 496-8414       (212) 521-4800
(203) 965-5114

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